As filed with the Securities and Exchange Commission on September 18, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB–2

REGISTRATION STATEMENT

Under

The Securities Act of 1933

OPEN ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	3674	98-0370750
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Open Energy Corporation

514 Via De La Valle, Suite 200

Solana Beach, CA 92075

(858) 794-8800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Saltman

President and Chief Executive Officer

Open Energy Corporation

514 Via De La Valle, Suite 200

Solana Beach, CA 92075

(858) 794-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Martin J. Waters, Esq.

Anthony G. Mauriello, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

12235 El Camino Real, Suite 200

San Diego, CA 92130

(858) 350-2300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-136987

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413 (b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Offering Price(2)	Amount of Registration Fee(3)
Common Stock, $0.001 par value per share(2)	2,271,808	$0.73	$1,658,420	$50.91

(1)

Represents only the additional number of shares being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form SB-2 (File No. 333-136987).

(2)	These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.
(3)

Represents the registration fee only for the additional number of shares being registered. A filing fee of $3,231 was previously paid for the securities that the Registrant previously registered on the Registration Statement on Form SB-2 (File No. 333-136987).

The registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

We are filing this registration statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of securities contemplated by the registration statement on Form SB-2 (File No. 333-136987), originally filed by us with the Commission on August 30, 2006, and subsequently amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and exhibits. It is being filed for the sole purpose of registering an additional 2,271,808 shares of common stock pursuant to Rule 462(b) and these additional shares do not represent more than 20% of the maximum aggregate offering price set forth for each class of securities in the “Calculation of Registration Fee” table in the registration statement on Form SB-2 (File No. 333-136987), as amended.

The registrant hereby incorporates by reference into this registration statement in its entirety the registration statement on Form SB-2, as amended (File No. 333-136987), filed with the Commission, and declared effective on or about October 25, 2006, by the Commission, including each of the documents filed by the registrant with the Commission and incorporated or deemed to be incorporated by reference therein. The required opinions and consents are listed on the exhibit index, attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solana Beach, State of California, on this 18th day of September 2007.

OPEN ENERGY CORPORATION

By:	/s/ David Saltman
David Saltman
President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David Saltman	Chief Executive Officer and Director	September 18, 2007
David Saltman	(Principal Executive Officer)

/s/ Aidan H. Shields	Chief Financial Officer	September 18, 2007
Aidan H. Shields	(Principal Accounting Officer)

/s/ Norman J. Dodd	Director	September 18, 2007
Norman J. Dodd

/s/ Dalton W. Sprinkle	Director	September 18, 2007

Dalton W. Sprinkle

/s/ Edward Douglas Ward	Director	September 18, 2007
Edward Douglas Ward

EXHIBIT INDEX

Exhibit Number	Description of Document
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP.
23.2	Consent of Kummer Kaempfer Bonner & Renshaw.